UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

PRECISION OPTICS CORPORATION, INC.

(Exact name of registrant as specified in its charter)

Massachusetts	04-2795294
(State or other jurisdiction	(IRS Employer
of incorporation)	Identification No.)

22 East Broadway, Gardner, Massachusetts	01440
(Address of principal executive offices)	(Zip Code)

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Common stock, $0.01 par value	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: Not applicable.

Securities to be registered pursuant to Section 12(g) of the Act: None.

Item 1. Description of the Registrant’s Securities to be Registered.

The securities to be registered hereby are the shares of common stock, $0.01 par value per share (the “Common Stock”), of the Registrant. The description of the Registrant’s Common Stock under the heading “Description of Securities to be Registered” contained in the Registrant’s registration on Form S-1 (File No. 333-265564), filed with the Securities and Exchange Commission (the “Commission”) on June 13, 2022, as amended by one or more amendments to such registration statement filed with the Commission after such date and by any prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, in connection with the offering of securities registered under such registration statement, is incorporated herein by reference.

Item 2. Exhibits.

Pursuant to the Form 8-A Instructions as to Exhibits, no exhibits are required to be filed because no other securities of the Registrant are registered on The Nasdaq Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

PRECISION OPTICS CORPORATION, INC.

Date: November 10, 2022	By:	/s/ Daniel S. Habhegger
Name: Daniel S. Habhegger Title: Secretary

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